Exhibit 99.1

TURBOSONIC TECHNOLOGIES, INC.

Sale to MEGTEC: Employee Talking Points

1)

Who is TurboSonic merging with? TurboSonic has signed a merger agreement with MEGTEC Systems, Inc (MEGTEC) whereby MEGTEC will, subject to certain conditions, acquire TurboSonic Technologies, Inc. by means of a merger of a newly-formed subsidiary of MEGTEC with and into TurboSonic. The transaction has the support of TurboSonic’s management and board but ultimately will require the approval of TurboSonic’s stockholders. A specific process has to be followed, including filings with the U.S. Securities and Exchange Commission (SEC), and it is anticipated that the transaction will close late in the fourth quarter of calendar 2012 or early in the first quarter of calendar 2013.

2)

Who is MEGTEC? MEGTEC is a global company based in DePere, Wisconsin that provides Engineered Systems and Services tailored to match customers’ process requirements. MEGTEC has three diversified, yet integrated, business sectors that draw on core competencies in liquid and materials processing, thermal air management and environmental sciences. MEGTEC has over 100 patents in the company’s technical portfolio and has 40 years of service experience and 20,000+ equipment installations worldwide.

3)

What are MEGTEC's primary products? MEGTEC designs, manufactures and sells convection air, IR, UV flotation dryers, ovens, complete coating lines, splicers, thermal oxidizers, solvent and waste heat recovery systems and offers a complete line of after market services.

4)

What are the MEGTEC's primary markets? MEGTEC’s products and services are marketed primarily to the advanced battery materials, solar film, membrane, automotive, wood products, printing, chemical, electronics and other process industries.

5)

Why is MEGTEC acquiring TurboSonic? The acquisition adds substantially to MEGTEC’s Environment, Climate & Energy (ECE) business by bringing a highly regarded name brand and line of equipment under the MEGTEC umbrella. The new technologies broaden MEGTEC’s pollution control competencies to include particulate control and provide an opportunity for MEGTEC to supply its customers with packaged solutions including both particulate and volatile organic compound (VOC) control. In addition, TurboSonic provides a window for MEGTEC into new market segments.

6)

Why was the Company available for sale? – Delays in the passage and/or implementation of regulations in the United States combined with the global economic downturn have negatively impacted TurboSonic’s business. While we are confident of future opportunities, the management teams of both TurboSonic and MEGTEC see short and long-term benefits to the business from a combination of the two companies’ product offerings. As reported in our filings with the SEC, TurboSonic has continued for a significant period of time to have losses from operations. As a result, we commenced a restructuring of the business. By becoming part of MEGTEC, TurboSonic will benefit from no longer having to comply with certain costly reporting requirements applicable to public companies. Management of both companies will be jointly developing a business plan for profitable growth based upon leveraging combined strengths and assets.

7)

How will TurboSonic be integrated into MEGTEC? TurboSonic is expected to operate as a wholly owned subsidiary of MEGTEC Systems, Inc. and as a separate business unit within MEGTEC Systems’ Environment, Climate & Energy Group.

8)

How will the merger affect current TurboSonic customers? – It is expected that TurboSonic will now be able to supply a complete set of pollution abatement technologies to its customer base wherever needed. The merger with MEGTEC also adds to TurboSonic’s process knowledge and expertise in certain key as well as new industries. Since TurboSonic is expected to operate as a separate and self-contained subsidiary of MEGTEC, there should be minimal additional effects on customers in the foreseeable future.

9)

How will the merger affect current TurboSonic employees? – Since TurboSonic is expected to operate as a (largely) independent unit within MEGTEC, we do not anticipate any immediate large-scale integration of functions. Over time, management of MEGTEC will be assessing the synergies to determine the best interests of the overall company and act accordingly.

10)

Will TurboSonic products now be built in MEGTEC’s facility in DePere? TurboSonic currently sub- contracts all manufacturing to a variety of fabrication shops geographically in the regions it sells to. DePere’s manufacturing capabilities will be evaluated against TurboSonic’s criteria and production decisions will be made based upon the most efficient and cost effective approach. Expectations are that some work will go to DePere for U.S. based projects.

11)

Since TurboSonic is a publicly traded company, can I buy and sell TurboSonic stock? TurboSonic’s directors and executive officers are prohibited from trading in our common stock while the merger is pending. Each employee of TurboSonic, directly or through family members or other persons or entities, is prohibited from trading in our common stock if such employee is aware of any material nonpublic information relating to TurboSonic or the merger transaction.

In connection with the proposed transaction, TurboSonic will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of TurboSonic in advance of the special meeting. Stockholders of TurboSonic are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about TurboSonic and the proposed transaction. Stockholders may obtain a free copy of the proxy statement and other relevant documents filed by TurboSonic with the SEC (when available) at the SEC’s website at www.sec.gov. TurboSonic and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from TurboSonic stockholders in respect of the proposed transaction. Information about the directors and executive officers of TurboSonic and their respective interests in TurboSonic as security holders or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at the TurboSonic Investor Relations Web site at: http://www.turbosonic.com/investor-rel.

This information includes forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties, including the inability to satisfy the conditions to the proposed transaction, general economic conditions, and other factors that may be identified in filings made with the SEC by TurboSonic Technologies.